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                                                             Exhibit 99.1

                                        Contact: Connie Beeby
                                                 PR Specialist, Communications
                                                 (720) 873-3305
                                                 cbeeby@ocv.com
FOR IMMEDIATE RELEASE:
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   CARL E. VOGEL ELECTED AS CHAIRMAN OF THE BOARD OF DIRECTORS OF ON COMMAND

        Additional Executive Appointments Complete New Management Team

DENVER, June 26 -- On Command Corporation (Nasdaq: ONCO), a leading provider of in-room interactive entertainment, Internet services, business information and guest services for the lodging industry, today announced that the company's Board of Directors recently elected Carl E. Vogel to serve as the new chairman of the board, to replace Jerome H. Kern who resigned on June 1, 2001.

Vogel was appointed vice-chairman of the board, in April 2001, and has been a board member since April 2000. He is president and chief executive officer for Liberty Satellite & Technology, Inc. and is also a senior vice president of Liberty Media Corporation. He has held senior executive positions with industry leaders, such as AT&T Broadband, PRIMESTAR, Inc., EchoStar Communications Corp., and Star Choice Communications. With more than twenty years of management experience within the broadband, cable, digital media and entertainment industries, Vogel brings extensive operating and financial management experience to On Command.

``On Command has proven its ability to successfully adapt to the hospitality industry's technology demands and has the flexibility and ingenuity to expand its product offerings,'' said Vogel. ``I am confident that with proper guidance, On Command can fulfill the future demands of its customers by streamlining its infrastructure and continuing to update its distribution platform.''

On Command also announced today the appointment of William D. Myers as executive vice president and chief financial officer and Pamela J. Strauss as vice president and general counsel.

Myers brings more than twenty years of experience in global finance and capital management to On Command and will oversee all of the financial aspects of the company. Myers has held numerous senior positions in the entertainment and technology industries, including senior vice president and chief financial officer for Formus Communications, Inc. and Jato Communications, Corp., vice president and treasurer for PRIMESTAR Inc. and vice president of capital management for Tele-Communications, Inc.

Strauss brings over fifteen years of legal experience, much of which has been focused in the telecommunications sector, to On Command. She has most recently served as general counsel for Liberty Satellite & Technology, Inc. and prior to that as associate general counsel for PRIMESTAR, Inc. where she had a broad range of responsibilities. She will oversee the company's day-to-day legal operations.

``I firmly believe having Bill Myers and Pam Strauss join our executive team will add tremendous value and support needed to move the company forward,'' said Chris Sophinos, president of On Command. ``We now have a solid management team in place, and are working to position On Command for continued success in the in-room entertainment industry.''
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About On Command

On Command Corporation (www.oncommand.com) annually serves more than 250 million guests through approximately 950,000 rooms in approximately 3,450 hotel properties. These hotel properties include more than 100 of the most prestigious hotel chains and operators in the lodging industry: Adam's Mark Hotels & Resorts, Bass Hotels & Resorts (Inter-Continental, Crowne Plaza and Holiday
Inn), Fairmont, Four Seasons, Hyatt, Loews, Marriott (Courtyard, Renaissance, Fairfield Inn and Residence Inn), Radisson, Ramada, Starwood Hotels & Resorts (Westin, Sheraton, W Hotels and Four Points), and Wyndham Hotels & Resorts. On Command is listed on the NASDAQ Stock Market under the symbol ONCO, and its warrants are traded under the symbols ONCOW and ONCOZ.

Certain of the above statements, other than statements relating to the historical performance of On Command, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of On Command, or industry results, to differ materially from future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends; the regulatory and competitive environment of the industry in which On Command operates; uncertainties inherent in new business strategies; new product launches and development plans, including the future profitability of such added services and the large capital expenditures involved; rapid technological changes; the acquisition, development and/or financing of telecommunications networks and services; the development and provision of new services, including the customer acceptance and use rates; future financial performance, including availability, terms and deployment of capital; the ability of vendors to deliver required equipment, software and services; availability of qualified personnel; changes in the nature of key strategic relationships with hotel chains and their franchises, including the renewal of existing agreements on favorable terms; and competitor responses to On Command's products and services, and the overall market acceptance of such products and services. These factors are also discussed in On Command's filings with the Securities and Exchange Commission, including its recent filings on Form 10-K and Form 10-Q. These forward-looking statements (and such risks, uncertainties and other factors) speak only as of the date hereof, and On Command expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in On Command's expectations with regard thereto, or any other changes in events, conditions, or circumstances on which any such statement is based.